EXHIBIT 99.1


                  TEXACO INC. ANNOUNCES STOCK REPURCHASE PROGRAM
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FOR RELEASE:  FRIDAY, OCTOBER 27, 1995.
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     WHITE PLAINS, N.Y., Oct. 27 - Texaco Inc. announced today that its Board of Directors has approved the repurchase of up to $500 million of its common stock through open market or privately negotiated transactions. Subject to market conditions and applicable regulatory requirements, the stock repurchase program is expected to be completed around the second quarter of 1997.
     In 1994 Texaco announced its plan for growth, a strategic program designed to move the company toward first quartile competitive performance and double 1994 earnings before the end of the decade.
     Alfred C. DeCrane, Jr., Texaco's Chairman of the Board and Chief Executive Officer commented that, "The momentum that we have established in our plan for growth will provide the resources to execute a strong investment program while, at the same time, further enhance shareholder value with this repurchase program. Our solid financial position and positive outlook for operational performance and earnings improvement support our conviction that the buyback represents an excellent return for Texaco."


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CONTACT:  David J. Dickson    914-253-4128